UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2015

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Stock Purchase Agreement

On July 30, 2015, SunOpta Inc. (“SunOpta”) entered into a Purchase and Sale Agreement (the “PSA”) with the selling shareholders named therein (the “Sellers”) and Shine Seller Rep, LLC. Pursuant to the PSA, SunOpta will acquire all of the issued and outstanding common shares of Sunrise Holdings (Delaware), Inc. (“Sunrise”) from an investor group led by affiliates of Paine & Partners LLC. Sunrise, through its subsidiaries, is engaged in the business of processing, marketing, distributing and selling conventional and organic frozen fruit. The transaction is valued at approximately $450,000,000, comprised of a cash purchase price of $287,150,000, which is subject to certain adjustments, and the extinguishment of indebtedness of Sunrise.

Each of the parties to the PSA has made certain customary representations, warranties and covenants in the PSA, including, among others, covenants relating to (a) operation of Sunrise and its subsidiaries in the ordinary course of business consistent with past practice, with limitations on certain pre-closing activities; and (b) actions required for closing, including required notice filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”).

Closing of the purchase of Sunrise is expected to occur in the fall of 2015 and is subject to various closing conditions, including, among others, the absence of any injunction or other legal prohibition on the completion of the transaction, the accuracy of the representations and warranties of the parties other than inaccuracies that would not have a material adverse effect, material compliance with the parties’ obligations under the Agreement, the absence of a material adverse effect with respect to Sunrise, and expiration of all applicable waiting periods under the HSR Act. The PSA provides SunOpta and Sunrise with customary termination rights.

The PSA has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about SunOpta in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by SunOpta. In particular, the assertions embodied in the representations, warranties, and covenants contained in the PSA were made only for purposes of the PSA and as of specified dates, were solely for the benefit of the parties to the PSA, and are subject to limitations agreed upon by the parties to the PSA, including being qualified by confidential disclosure schedules provided by the parties in connection with the execution of the PSA. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the PSA. Moreover, certain representations and warranties in the PSA have been made for the purposes of allocating risk between the parties to the PSA instead of establishing matters of fact. Accordingly, the representations and warranties in the PSA may not constitute the actual state of facts about SunOpta, Sunrise or Sunrise’s business. The representations and warranties set forth in the PSA may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of SunOpta or Sunrise, any of their respective subsidiaries or affiliates, or Sunrise’s business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the PSA, which subsequent information may or may not be fully reflected in SunOpta’s public disclosures.

The foregoing description of the PSA is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the PSA, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Financing Commitment

SunOpta intends to finance the acquisition of Sunrise through a combination of debt and equity financing in an aggregate amount of up to $430 million and borrowings under existing credit facilities. The debt and equity financings are expected to occur on or prior to the closing of the Sunrise acquisition. On July 30, 2015, SunOpta and its subsidiary SunOpta Foods Inc. entered into a commitment letter (the “Commitment Letter”) with Bank of Montreal and BMO Capital Markets Corp., providing for committed bridge financing of up to $430 million (the “Commitment”) in support of the Sunrise acquisition, consisting of $290 million of second lien secured credit facilities of SunOpta Foods Inc. and $140 million of unsecured senior subordinated credit facilities of SunOpta. The Commitment is subject to various conditions, including the consummation of the Sunrise acquisition and other customary closing conditions.

This report does not constitute an offer or sale of any securities for sale. Any securities offered may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

Certain statements included in this report may be considered "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this report. These forward-looking statements include, but are not limited to, the anticipated closing date of the acquisition of Sunrise (the “Transaction”), the anticipated sources and amounts of debt and equity financing to satisfy the purchase price for the Transaction, and our expectation that we will continue to have access to capital to support further acquisitions and strategic growth initiatives following the Transaction. Terms and phrases such as “will", “look forward”, “expects”, “believes”, “intends” and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this report and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances. The Company makes no representation that reasonable business people in possession of the same information would reach the same conclusions. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties which include, but are not limited to: risks associated with acquisitions generally such as the inability to obtain or delays in obtaining required approvals under applicable anti-trust legislation and other regulatory and third party consents and approvals; potential volatility in the capital markets and impact on the ability to complete the proposed debt and equity financings necessary to satisfy the purchase price; failure to retain key management and employees of Sunrise; issues or delays in the successful integration of Sunrise's operations with those of the Company including incurring or experiencing unanticipated costs and/or delays or difficulties, future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; risks associated with integrating the operations, systems, and personnel of Sunrise; conditions affecting the frozen fruit industry generally; local and global political and economic conditions; conditions in the securities market that are less favourable than expected; and changes in the level of capital investment, as well as other risks described from time to time under "Risk Factors" in the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits In the Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher

Robert McKeracher
Vice President and Chief Financial Officer

Date	August 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1+	Purchase and Sale Agreement, dated July 30, 2015, by and among the Sellers named therein, Shine Seller Rep, LLC and SunOpta Inc.

10.1	Commitment Letter dated July 30, 2015, among SunOpta Inc., SunOpta Foods Inc., Bank of Montreal and BMO Capital Corp.

+

Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SunOpta will furnish copies of the omitted exhibits and schedules to the Securities and Exchange Commission upon its request.